As filed with the Securities and Exchange Commission on May 6, 2026

Registration No. 333-107938

Registration No. 333-135804

Registration No. 333-165248

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-107938

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-135804

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-165248

UNDER

THE SECURITIES ACT OF 1933

SIFY TECHNOLOGIES LIMITED

(Exact name of registrant as specified in its charter)

Republic of India (State or other jurisdiction of incorporation or organization)	Not applicable (IRS Employer Identification No.)

Tidel Park, 2nd Floor

No. 4, Rajiv Gandhi Salai, Taramani

Chennai 600 113, India

(91) 44-2254-0770

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ASSOCIATE STOCK OPTION PLAN 1999
ASSOCIATE STOCK OPTION PLAN 2000
ASSOCIATE STOCK OPTION PLAN 2002

ASSOCIATE STOCK OPTION PLAN 2005

ASSOCIATE STOCK OPTION PLAN 2007

(Full Title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darren Skinner, Esq.

Carlos Pelaez, Esq.

Arnold & Porter Kaye Scholer LLP

601 Massachusetts Avenue, N.W.

Washington, D.C. 20001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following registration statements on Form S-8 (each, a “Prior Registration Statement” and collectively, the “Prior Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) by Sify Technologies Limited (the “Registrant”):

(i) Registration Statement File No. 333-107938, filed with the SEC on August 13, 2003, pertaining to the registration of 633,000 Equity Shares, par value Rs. 10 per share of the Registrant (the “Equity Shares”), reserved for issuance under the Associate Stock Option Plan 1999, Associate Stock Option Plan 2000 and Associate Stock Option Plan 2002;

(ii) Registration Statement File No. 333-135804, filed with the SEC on July 17, 2006, pertaining to the registration of 1,900,000 Equity Shares, reserved for issuance under the Associate Stock Option Plan 2005; and

(iii) Registration Statement File No. 333-165248, filed with the SEC on March 5, 2010, pertaining to the registration of 2,000,000 Equity Shares, reserved for issuance under the Associate Stock Option Plan 2007.

The Registrant is no longer issuing securities under the plans covered by the Prior Registration Statements. Therefore, pursuant to the undertaking contained in the Prior Registration Statements to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Registrant hereby amends the Prior Registration Statements by deregistering all shares that remain unsold under the Prior Registration Statements, if any, as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Chennai, State of Tamil Nadu, Country of India, on this 6th day of May, 2026.

SIFY TECHNOLOGIES LIMITED

By:	/s/ M P Vijay Kumar
Name: M P Vijay Kumar
Title: Executive Director and Group Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 6, 2026:

Signature	Title

/s/ Raju Vegesna	Chief Executive Officer, Chairman and Managing Director
Raju Vegesna	(principal executive officer)

/s/ M P Vijay Kumar	Executive Director and Group Chief Financial Officer
M P Vijay Kumar	(principal financial and accounting officer)

/s/ Bala Saraswathi Vegesna	Non-Executive Director
Bala Saraswathi Vegesna

/s/ Tom Bradicich	Independent Director
Tom Bradicich

/s/ Arun Seth	Independent Director
Arun Seth

/s/ Padmaja Chunduru	Independent Director
Padmaja Chunduru

/s/ Ram Sewak Sharma	Independent Director
Ram Sewak Sharma

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, appearing below is the signature of the Registrant’s authorized representative in the United States, thereunto duly authorized, in New York, on the 6th of May, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.